Exhibit 10.1

GENERAL SECURITY AGREEMENT

FROM:

Syntec Biofuel Inc., a Washington State Corporation with a registered office at 520 Pike Street, Seattle, Washington (referred to in this agreement as the “Debtor”),

- in favour of –

Impulse Advertising Ltd., a British Columbia Corporation, c/o15th Floor, 1040 West Georgia Street, Vancouver, BC, Vancouver, BC (referred to in this agreement as the "Secured Party").

WHEREAS the Secured Party has advanced funds to the Debtor for use by the Debtor in its business:

AND WHEREAS the parties now wish to enter into this agreement for purposes of securing the repayment to the Secured Party of such funds;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Grant of Security Interest
To secure compliance with the obligations referred to in paragraph 2 of this agreement, the Debtor hereby mortgages, charges and assigns to the Secured Party and grants the Secured Party a security interest (the "Security Interest”) in all of the Assets and the Intellectual Property, including patents applied for and/or issued, relating to the method for producing catalysts and processes for the manufacture of alcohol from syngas (collectively referred to in this agreement as the “Collateral”), of the Debtor now or hereafter owned by the Debtor as outlined in Schedule A.

2.	Obligations Secured

The obligations secured by this agreement are the repayment by the Debtor to the Secured Party of all amounts agreed to by the Debtor pursuant to a promissory note between the parties in the principal amount of $300,000 plus interest together with all legal and other costs incurred by the Secured Party in the collection thereof.

3.	Covenants

So long as this agreement remains in effect, the Debtor covenants and agrees:
(a)
To diligently maintain, use and operate the Collateral and to conduct the Debtor’s affairs in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, income, rents and profits thereof;

(b)
Not to sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein other than in the ordinary course of the Debtor’s business or with the prior written consent of the Secured Party;

(c)
To cause all of the Collateral which is of a character usually insured in comparable circumstances to be properly insured with reputable insurers against loss or damage by fire or other hazards, to maintain such insurance with loss payable to the Secured Party and to deliver to the Secured Party evidence of such insurance satisfactory to the Secured Party;

(d)
To pay all rents, taxes, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable and to exhibit to the Secured Party, on demand, the receipts and vouchers establishing such payments;

(e)
To keep proper books of accounts in accordance with generally accepted accounting principals, consistently applied, and to furnish to the Secured Party, within 48 hours following the Secured Party’s request during normal business hours, such financial information and statements relating to the Collateral as the Secured Party may from time to time require;

(f)	To notify the Secured Party promptly of:

i.	Any change in the information contained in this agreement;
ii.	The details of any significant acquisition of, loss of or damage to the Collateral;
iii.	Any significant default in the payment to the Debtor of accounts which are part of the Collateral; and
iv.	All litigation before any court, administrative board or other tribunal affecting the Debtor or the Collateral;

(g)	To furnish to the Secured Party such other information with respect to the Collateral as the Secured Party may from time to time require;

(h)
Not to, without the prior written consent of the Secured Party, create any other security interest, mortgage, hypothec, charge, lien or other encumbrance upon the Collateral or any part thereof ranking or purporting to rank in priority to or equally with the Security Interest; and

(i)
To defend the title to the Collateral against all persons and, upon demand by the Secured Party, to furnish such further assurance of title and further security for the obligations herein secured and to execute any written instruments or do any other acts necessary to make effective the purposes and provisions of this agreement.

4.	Events of Default

At the option of the Secured Party, the Security Interest shall become enforceable if:
(a)	The Debtor fails to pay or perform any of the obligations referred to in paragraph 2 of this agreement;
(b)	The Debtor fails to comply with any other commitments or provisions of this agreement or other agreements between the parties referred to herein;
(c)	Any of the representations and warranties in this agreement were incorrect in any material respect when made or deemed to have been made;
(d)
The Debtor ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent or makes an assignment or bulk sale of the Debtor’s assets without the written consent of the Secured Party;

(e)
Any proceeding is taken with respect to a compromise or arrangement with the Debtor’s creditors, having the Debtor wound up, having a receiver appointed over any part of the Collateral or any encumbrancer taking possession of any part thereof without the written consent of the Secured Party;

(f)	Any execution or other process of any court becomes enforceable against the Debtor or any distress or analogous process is levied upon the Collateral or any part thereof; or
(g)	The Secured Party in good faith believes that the prospect of payment or performance of any of the obligations herein is impaired.

5.	Remedies

(a)	Upon the Security Interest becoming enforceable, the Secured Party shall have the right:

i.
To take immediate possession of the Collateral in any manner permitted by law and to require the Debtor to assemble and deliver the Collateral or make the Collateral available to the Secured Party at a reasonably convenient place designated by the Secured Party;

ii.	To dispose of the Collateral in any manner permitted by law, with or without judicial process;
iii.
To enforce any rights of the Debtor in respect of the Collateral, including the right to demand, sue for and receive any book debts or accounts receivable, to give effectual receipts and discharges therefore, to give time for payment thereof with or without security, and to compromise any book debts or accounts receivable which may seem bad or doubtful to the Secured Party; and

iv.
To take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or any part thereof or by instrument in writing to appoint any person to be a receiver of the Collateral or any part thereof and to remove any receiver so appointed by the Secured Party and appoint another in his stead. Any receiver appointed by instrument in writing shall have power (i) to take possession of the Collateral or any part thereof, (ii) to carry on the business of the Debtor, (iii) to borrow money required  for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of the Debtor, and (iv) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine. Any such receiver shall be deemed to be the agent of the Debtor, and the Secured Party shall not be responsible for misconduct of or negligence by any such receiver.

(b)	The remedies of the Secured Party provided for in this agreement are in addition to, not in substitution of, any rights or remedies provided by law

6.	Application of Proceeds

Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party to the payment of expenses incurred in connection with the retaking, holding, repairing, processing, preparing for disposition and disposing of the Collateral, and any balance of such proceeds shall be applied by the Secured Party towards the payment of the obligations secured herein in such order of application as the Secured Party may from time to time effect. If the disposition of the Collateral fails to satisfy the obligations and the expenses incurred by the Secured Party, the Debtor shall be liable to pay for any deficiency on demand. Any excess proceeds from the sale of the assets shall be paid to the Debtor.

7.	Miscellaneous

(a)	Any failure by the Secured Party to exercise any right set out in this agreement in any particular instance shall not constitute a waiver thereof in any other instance.
(b)
If any provision in this agreement is determined to be invalid or unenforceable, such provision shall be severed from the agreement, and the remaining portions shall continue to be given full force and effect.

(c)	All rights of the Secured Party under this agreement shall be assignable.
(d)	The rights and obligations agreed to herein shall extend to the benefit of and be binding on the parties hereto and their successors and permitted assigns.
(e)	If more than one party executes this agreement as Debtor, the obligations of such parties shall be joint and several.
(f)
Any notice required or permitted to be given under this agreement may be given in writing to a party at that party’s last known address by personal delivery, mail, facsimile and/or other means of electronic communication. Notice by mail shall be deemed received on the fifth Business Day following the date same was deposited in the mail.

(g)
This agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Debtor may be found.

(h)	The Debtor acknowledges receiving an executed copy of this agreement.

June 20, 2008	/s/Janet Cheng
Date	Syntec Biofuel Inc.
Name: Janet Cheng
CFO.

SCHEDULE A

ASSETS

1	Office:

-	oval 10’ boardroom table (cherry red) with 8 black leather chairs
-	1 - 4lines RCA tel, 4 – 2lines GE tel.
-	4’x6’ white board
-	3 metal filing cabinets with 5 drawers (beige), 1 metal filing cabinet with 4 drawer (beige)
-	5 office desks with drawers on both sides (beech)
-	6 office chairs with rollers
-	2 bookcases, 1 with 4 shelves (beech) and the other with 6 shelves (black)
-	1 Brother laser printer MFC 850, 2 desktop computers, 1 notebook.
-	1 paper shredder, 2 hole punchers, 1 coat rack, 4 staplers, & other office supplies
-	1 small fridge, 1 microwave oven, 1 kettle & other kitchen utensils

2	Lab facility:

-	1 Shimadzu 14B Gas Chromatograph with Shimadzu C-R8A printer
-	1 Shimadzu GC/MS 2010 with computer
-	2 Lindberg tube furnaces
-	8 pressure regulators for gas cylinders
-	1 Superior Powerstat variable transformer
-	2 5850 Brooks mass flow regulators, 1 Brooks 2-channel controller l
-	4 Omega mass flow regulators, 1 Omega 4-channels controller
-	lab testing unit with control panel, 2 temperature controllers, 2 pressure gauges, 2 condensers, 4 flow meters
-	1 Barnstead 1400 Furnace
-	1 Cimarec heater & stirrer
-	1 Shel Lab Model 1320 oven/dryer
-	1 Sartorius CP153 precision scale
-	1 Gast Mfg compressor
-	12 lab benches, 3 countertops, 4 metal chemical cabinets
-	1 fume hood, 2 gas cylinder racks
-	Various tools, range sets, pipe cutters, Swagelock pipes & fittings, lab wares, supplies, chemicals, container for waste chemicals, 2 fire extinguishers
-	1 complete pilot unit with steam reformer and alcohol synthesis reactor for landfill gas as feed.

INTELLECTUAL PROPERTY

1.	PATENT
Refer to Patent  number 7,384,987 at the US Patent and Trademark Office (www.uspto.gov)

2.	PATENT APPLICATION
The pending patent application includes all the intellectual technology that has been developed at the Syntec Biofuel Research Inc.'s laboratory in Burnaby relating to the design, development and process of catalytic conversion of biomass into methanol, ethanol, propanol and butanol.